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                                                                     EXHIBIT 4.1

                          [FORM OF 11.25% SENIOR NOTE]

THIS NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR QUALIFIED PURSUANT TO ANY APPLICABLE STATE SECURITIES LAW. THIS NOTE MAY BE RESOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT AND QUALIFIED PURSUANT TO APPLICABLE STATE SECURITIES LAWS OR IF AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION IS AVAILABLE, EXCEPT UNDER CIRCUMSTANCES WHERE NEITHER SUCH REGISTRATION, QUALIFICATION NOR EXEMPTION IS REQUIRED BY LAW.

                               ARTISTDIRECT, INC.

                      11.25% SENIOR NOTE DUE JULY 28, 2009

                                                                   July 28, 2005
$ [_________]

      FOR VALUE RECEIVED, the undersigned, ARTISTDIRECT, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [___________], or registered assigns (the "Holder"), the principal sum of [____________] ($ ___________) on July 28, 2009,
(a) and to pay interest on the unpaid principal balance thereof at (computed on the basis of a 360-day year of twelve 30-day months) the rate of 11.25% per annum, from the date hereof, payable (i) quarterly in arrears on the 15th day of each March, June, September and December in each year, commencing on September 15, 2005, and (ii) on the date of any repayment or prepayment of the principal hereof, until the principal hereof shall have become due and payable (whether by acceleration or otherwise), and (b) to pay interest, to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue premium payment, payable on demand, at a rate per annum from time to time equal to 13.25%.

      All payments with respect to this Note are to be made in lawful money of the United States of America at address for such payments set forth in the Note and Warrant Purchase Agreement referred to below or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in such Note and Warrant Purchase Agreement.

      This Note is the Senior Note (the "Note") issued pursuant to the Note and Warrant Purchase Agreement, dated as of July 28, 2005 (as from time to time amended, the "Note and Warrant Purchase Agreement"), among the Company and Holder. Holder will be deemed, by its acceptance hereof, to have made the representations and warranties set forth in Section 4 of the Note and Warrant Purchase Agreement.

      This Note is a registered Note and, as provided in the Note and Warrant Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

      The Company will make required prepayments of principal on the dates and in the amounts specified in the Note and Warrant Purchase Agreement. This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note and Warrant Purchase Agreement, but not otherwise.

      If an Event of Default, as defined in the Note and Warrant Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Note and Warrant Purchase Agreement.

      THIS NOTE AND THE NOTE AND WARRANT PURCHASE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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                                          ARTISTDIRECT, INC.

                                          By: _________________________________
                                          Name:
                                          Title:

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                             [REVERSE SIDE OF NOTE]

                       OPTION OF HOLDER TO ELECT PURCHASE

In accordance with Section 2(c) of the Note and Warrant Purchase Agreement, this
Note is being tendered to the Company in exchange for prepayment of $_____________ principal hereof. In accordance with the terms of the Note and Warrant Purchase Agreement, such prepayment shall include all accrued interest and premium due and owing therewith. This election may be withdrawn in accordance with the terms of the Note and Warrant Purchase Agreement.

Dated: _________________
                                        [NAME OF PAYEE FOUND ON FACE OF NOTE]

                                        By: ________________________________
                                        Name:
                                        Title: